[Ascendant Solutions Press Release]


For Release                                               Contact
---------                                                  ------
Thursday, September 28, 2000                     Paul R. Streiber
5:00 PM CDT                                   Ascendant Solutions
                                            214.348.7200 ext. 298




ASCENDANT SOLUTIONSSM ANNOUNCES STRATEGIC REPOSITIONING TO FOCUS
                      ON SYSTEMS SOLUTIONS
                ---------------------------------
      Company Will Concentrate Resources On Omnigy Platform


     GARLAND, Texas, Sept. 28 - Ascendant Solutions (Nasdaq:
ASDS) announced today a strategic repositioning that will enable it to focus on its core business-providing CRM and order management solutions for companies engaged in online and traditional commerce. Omnigy, Ascendant Solutions' flagship solutions platform, enables clients to focus on operating their business while their customers enjoy an enhanced buying experience.
     To achieve this repositioning, Ascendant Solutions said that it would transition out of its fulfillment and call centers over the next several months.
     "After carefully reviewing each division of our business, we have chosen to focus on and move forward with our systems solutions business led by Omnigy," said David E. Bowe, president and CEO of Ascendant Solutions. "We believe this business gives us the greatest opportunity for growth and profitability. This action gives us the freedom to concentrate on our core business, providing systems solutions for online and traditional commerce."
     Bowe said the new focus on systems solutions would benefit the company in several ways including, improving its market position;
       bringing further clarity to its mission internally and externally;
       emphasizing value-added services;
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ASCENDANT SOLUTIONSSM TO FOCUS ON SYSTEMS SOLUTIONS
September 28, 2000

       developing new market and partnership opportunities; better leveraging the management team and technology; providing the flexibility to partner with various warehouse and call center companies;
       reducing the cash burn rate; and
       giving it the opportunity for potentially greater valuation in financial markets by exiting low-margin businesses and focusing on the higher growth, higher margin systems solutions business.
"We expect these benefits to bolster our business and we are very much looking forward to expanding our installed base of Omnigy clients," Bowe said.
     In transitioning out of the call center and warehouse businesses, Ascendant Solutions is examining all of its options, including the sale of the two businesses. Though the company is currently in negotiations with certain buyers for its call center and fulfillment center operations, discussions have not progressed beyond a preliminary stage, and Ascendant Solutions has not executed any letters of intent or definitive agreements. The company can give no assurance that it will be able to find a buyer for either or both of these operations or, to the extent a buyer is found, that a transaction on terms acceptable or favorable to Ascendant Solutions will be consummated. If a buyer for these operations cannot be found or a transaction is not consummated, Ascendant Solutions intends to close its call center and fulfillment center operations.
     If Ascendant Solutions closes both businesses, approximately 170 employees, or about 65 percent of its workforce would be impacted over the next several months. Affected employees could be eligible for a retention bonus if they stay with Ascendant Solutions through the transition period, unless these businesses are transferred or sold. Also, if the businesses are not sold, after the transition period for each business, Ascendant Solutions will offer certain job-placement services to eligible employees.
     "As a result of our strategic repositioning, we wanted to do our best to look out for the people potentially impacted by this decision," said Bowe. "Our retention plan, coupled with a job-placement service, gives affected employees the opportunity to minimize disruption and uncertainty in their work lives should the businesses not be sold."


                             -more-

     Ascendant Solutions offers a comprehensive solutions platform for online and traditional merchants, including online and traditional retailers, catalogers and manufacturers. Omnigy, Ascendant Solutions' flagship product, enables companies to focus on their core businesses and is designed to provide their customers with the "Ultimate Buying Experience SM." The Omnigy platform not only speeds our clients' time to market, but also gives them the ability to outsource and integrate their commerce-related operations, including customer relationship management
(CRM), order management, order processing and order routing. For more information about Ascendant Solutions, please visit www.ascendantsolutions.com.
     This release includes forward-looking statements, including statements concerning the possible sale of the company's call center and/or fulfillment center operations, the timing thereof, the number of affected employees, and the possible benefits to be derived from focusing exclusively on our software solution. All of our forward looking statements are made under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to, the following: our ability to achieve or sustain profitability; our limited operating history; the risks associated with the failure of our systems and services to achieve widespread market acceptance or meet specific client needs; significant client concentration; the fact that our client contracts are either short-term or terminable with minimal notice; systems risks and uncertainties, including rapid technological change and those related to the development of our browser-based software application; the risks related to the possible inability of our system to connect to and manage a larger number of clients; business conditions in the fulfillment industry generally; the impact of market competitors and their service offerings; and such other factors that are more fully detailed in our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 1999.

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